PROXY

STARCORE RESOURCES LTD.

(This Proxy is solicited by Management of the Company)

Meeting Date:	Wednesday, February 11, 2004
Meeting Time:	10:00 a.m. (Vancouver time)
Meeting Location:	Suite 600, 580 Hornby Street Street, Vancouver, B.C. V6C 3B6

The undersigned shareholder of Starcore Resources Ltd. (the "Company") hereby appoints ROBERT EADIE, President and a Director of the Company, or failing him, RALPH BROWN, a Director of the Company, or ______________________________ **(please print the name)** as proxyholder for and on behalf of the shareholder with the power and substitution to attend, act and vote for and on behalf of the shareholder in respect of all matters that may properly come before the meeting of the shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned shareholder were present at the said meeting, or any adjournment thereof.

RESOLUTIONS (for full details of each item, please see the enclosed Information Circular) –

I direct my proxy to vote as follows:

		FOR	AGAINST
1.	To fix the number of directors for the ensuing year at three (3).		
		FOR	**WITHHOLD**
2.	To elect the following persons as directors:		
	Ralph Brown		
	Robert Eadie		
	Ken Sumanik		
		FOR	**AGAINST**
3.	To re-appoint N.I. Cameron Inc., Chartered Accountants, as auditor of the Company for the ensuing year.		
4.	To authorize the directors to fix the remuneration to be paid to the auditor.		
5.	To consider and, if thought fit, to approve a stock option plan.		
6.	For disinterested shareholders, to consider and, if thought fit, to approve and ratify ancillary matters concerning incentive stock options, as set out in the Information Circular accompanying this notice.		
7.	To transact such other business as may properly come before the meeting.		

The undersigned shareholder hereby revokes any proxy previously given to attend and vote at said meeting.

Please sign here: ______________________________

Name (print): ______________________________

No. of shares: ______________ **Date:** ______________________

This proxy form is not valid unless it is signed and dated. If someone other than the shareholder of the Company signs this proxy form on behalf of the named shareholder of the Company, documentation acceptable to the Chairman of the meeting must be deposited with this proxy form, authorizing the signing person to do such.

To be presented at the meeting, this proxy form must be received at the office of the Company by mail or by fax no later than forty-eight (48) hours prior to the time of the meeting. The mailing address of Starcore Resources Ltd. is Suite 600, 580 Hornby Street, Vancouver, British Columbia, V6C 3B6 and its fax number is (604) 602-4936.

1. **This Proxy is solicited by the Management of the Company**.

2. (i) ***If the shareholder wishes to attend the meeting to vote on the resolutions in person***, please register your attendance with the Company's scrutineers at the meeting.

   (ii) ***If the shareholder has its securities held by its financial institution and wishes to attend the meeting to vote on the resolutions in person***, please cross off the management appointee name or names, insert the shareholder's name in the blank space provided, do not indicate a voting choice by any resolution, sign and date the proxy form and return the proxy form. At the meeting, a vote will be taken on each of the resolutions as set out on this proxy form and the shareholder's vote will be counted at that time.

3. ***If the shareholder cannot attend the meeting but wishes to vote on the resolutions***, the shareholder can ***appoint another person***, who need not be a shareholder of the Company, to vote according to the shareholder's instructions. To appoint someone other than the person named, please cross off the management appointee name or names and insert your appointed proxyholder's name in the space provided, sign and date the proxy form and return the proxy form. Where no choice on a resolution is specified by the shareholder, this proxy form confers discretionary authority upon the shareholder's appointed proxyholder.

4. ***If the shareholder cannot attend the meeting but wishes to vote on the resolutions*** and to ***appoint one of the management appointees*** named, please leave the wording appointing a nominee as shown, sign and date the proxy form and return the proxy form. Where no choice is specified by a shareholder on a resolution shown on the proxy form, a nominee of management acting as proxyholder will vote the securities as if the shareholder had specified an affirmative vote.

5. The securities represented by this proxy form will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot of a resolution that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. ***With respect to any amendments or variations in any of the resolutions shown on the proxy form, or matters which may properly come before the Meeting, the securities will be voted by the nominees as the nominee in its sole discretion sees fit***.

6. If the shareholder votes on the resolutions and returns the proxy form, the shareholder may still attend the meeting and vote in person should the shareholder later decide to do so. To attend the meeting, the shareholder must revoke the proxy form by sending a new proxy form with the revised instructions.